Exhibit 99.1

C4 Therapeutics Announces 2022 Key Milestones to Advance Targeted Protein Degradation Portfolio

– Initial Phase 1 Data for CFT7455, a Novel IKZF1/3 Degrader, Expected in 1H 2022–

– IND Clearance Achieved for CFT8634, a Degrader Targeting BRD9; On Track to Initiate Phase 1 Trial in Synovial Sarcoma and SMARCB1-null Solid Tumors in 1H 2022–

– CFT1946, a BRAF V600X Degrader, Advancing Towards the Clinic with IND Submission and Phase 1 Trial Initiation Planned for 2H 2022–

– Strengthened Leadership Team with Addition of Scott Boyle, Ph.D., MBA as Chief Business Officer–

–Year-End Cash, Cash Equivalents, and Marketable Securities Expected to Provide Runway to End of 2024–

WATERTOWN, Mass., January 10, 2022 -- C4 Therapeutics, Inc. (C4T) (Nasdaq: CCCC), a clinical-stage biopharmaceutical company dedicated to advancing targeted protein degradation science to develop a new generation of small-molecule medicines and transform how disease is treated, today announced strategic priorities and 2022 milestones to advance its targeted protein degradation portfolio.

“We are extremely proud of our achievements over the past year as we have advanced a new generation of orally bioavailable medicines that have the potential to transform how diseases are treated, notably bringing our lead program CFT7455 into the clinic,” said Andrew Hirsch, president and chief executive officer of C4 Therapeutics. “In the year ahead, we look forward to sharing initial clinical data on CFT7455, which we are investigating for the treatment of relapsed or refractory multiple myeloma and non-Hodgkin’s lymphomas, while also advancing additional oncology programs into the clinic.  In parallel, we will demonstrate the productivity of our TORPEDO® platform and leverage our strong cash position to further invest in discovery research and expand our capabilities to deliver the next wave of degrader medicines to patients.”

strategic priorities and ANTICIPATED 2022 MILESTONES

Advance multiple small molecule oncology degrader programs in the clinic to deliver a new generation of medicines that transforms patients’ lives

CFT7455: CFT7455 is a novel degrader targeting IKZF1/3 for the treatment of multiple myeloma (MM) and non-Hodgkin’s lymphomas (NHL), including peripheral T cell lymphoma and mantle cell lymphoma.

•	Present initial clinical data from Cohort A of the ongoing Phase 1/2 trial in relapsed or refractory MM and NHL at a medical meeting in 1H 2022.
•	Progress the CFT7455 Phase 1/2 trial toward identifying a recommended Phase 2 dose for MM and NHL.

CFT8634: CFT8634 is a degrader targeting BRD9 for the treatment of synovial sarcoma and SMARCB1-null solid tumors.

•	Initiate a Phase 1 trial in synovial sarcoma and SMARCB1-null solid tumors in 1H 2022.

CFT1946: CFT1946 is a mutant-selective degrader of BRAF V600X for the treatment of V600 mutant solid tumors.

•	Submit an investigational new drug (IND) application and begin a Phase 1 trial in BRAF V600X driven cancers including melanoma, colorectal and non-small cell lung (NSCLC) in 2H 2022.

CFT8919: CFT8919 is a potent and selective degrader of EGFR L858R for the treatment of NSCLC.

•	Complete IND-enabling activities by year-end 2022.

Demonstrate the productivity of TORPEDO platform to advance targeted protein degradation science

At a medical meeting in 1H 2022, C4T plans to present new pre-clinical data across multiple oncology programs:

•	CFT7455: Pre-clinical data characterizing the chemical structure of CFT7455 and the resulting improvements in potency and optimized pharmacokinetic properties.
•	CFT8634: Pre-clinical data on the discovery and characterization of CFT8634, a potent and selective degrader of BRD9 for the treatment of SMARCB1-perturbed cancers.
•	CFT1946: Pre-clinical data on the discovery and evaluation of CFT1946 as a selective degrader of mutant BRAF for the treatment of BRAF V600X driven cancers.

Continue to invest in C4T’s research engine to create the next wave of degrader medicines for difficult-to-drug oncology targets

Utilizing its proprietary TORPEDO platform, C4T will develop the next wave of targets that have the potential to transform patient care. In 2022, C4T will focus on leveraging its established MonoDAC™ library and BiDAC™ capabilities to pursue targets that are difficult to drug and not adequately addressed by other existing modalities.

Recent highlights

In addition, the Company also provided an update on recent progress:

•	Strengthened Leadership Team with Appointment of Chief Business Officer: Scott Boyle, Ph.D., MBA, has joined the Company as chief business officer. Dr. Boyle was previously vice president of business and corporate development at Forma Therapeutics, where he led business and corporate development initiatives, including portfolio prioritization strategy, program leadership for olutasidenib, and support for the company’s initial public offering. He joins C4T with over a decade of strategic planning and deal execution experience in the life science industry.

•

Received FDA Clearance of IND Application for CFT8634: In December 2021, the U.S. Food and Drug Administration (FDA) cleared the IND application for CFT8634.  The FDA has completed its 30-day safety review and granted approval for C4T to proceed with the proposed Phase 1/2 clinical trial for CFT8634.

•

Presented at the 63rd American Society of Hematology (ASH) Annual Meeting & Exposition: Jesus G. Berdeja, M.D., director, multiple myeloma research at Sarah Cannon Research Institute, presented a trial-in-progress poster for the Phase 1/2 trial of CFT7455.

•

Added to the Nasdaq Biotechnology Index (NBI) and ICE Biotechnology Index (ICEBIO): Inclusion in these indices reflects C4T meeting eligibility criteria, including market capitalization standards and minimum average daily trading volume, as well as being engaged in research and development of therapeutic treatments.

CASH GUIDANCE

Unaudited cash, cash equivalents, and marketable securities as of December 31, 2021 were approximately $450 million. C4T expects its cash, cash equivalents, and marketable securities, including payments anticipated to be received under existing collaboration agreements, will be sufficient to fund its operating plan to the end of 2024.

UPCOMING INVESTOR EVENTS

•	January 10-13 – C4T will participate in the 40th Annual J.P. Morgan Healthcare Conference
•	February 16-18 – C4T will participate in the SVB Leerink Healthcare Conference
•	March 7-9 – C4T will participate in the Cowen & Co Healthcare Conference

About C4 Therapeutics®
C4 Therapeutics (C4T) (Nasdaq: CCCC) is a clinical-stage biopharmaceutical company dedicated to delivering on the promise of targeted protein degradation science to create a new generation of medicines that transforms patients’ lives. C4T is leveraging its TORPEDO® platform to rapidly and efficiently design and optimize small-molecule medicines that harness the body’s natural protein recycling system to rapidly degrade disease-causing proteins, offering the potential to overcome drug resistance, drug undruggable targets and improve patient outcomes. C4T is advancing multiple targeted oncology programs to the clinic and expanding its research platform to deliver the next wave of medicines for difficult-to-treat diseases. For more information, please visit www.c4therapeutics.com.

Forward-Looking Statements
This press release contains “forward-looking statements” of C4 Therapeutics, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but may not be limited to, express or implied statements regarding our ability to develop potential therapies for patients; the design and potential efficacy of our therapeutic approaches; the predictive capability of our TORPEDO® platform in the development of novel, selective, orally bioavailable degraders; the potential timing, design and advancement of our pre-clinical studies and clinical trials, including the potential timing for regulatory authorization related to clinical trials; our ability and the potential to successfully manufacture and supply our product candidates for clinical trials; our ability to replicate results achieved in our pre-clinical studies or clinical trials in any future studies or trials; our ability to present pre-clinical and/or clinical data at medical meetings or in other forums at the times anticipated or planned; anticipated revenue under our existing collaboration agreements; our current resources and cash runway; and regulatory developments in the United States and foreign countries. Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: uncertainties related to the initiation, timing, advancement and conduct of pre-clinical and clinical studies and other development requirements for our product candidates; the risk that any one or more of our product candidates will cost more to develop or may not be successfully developed and commercialized; and the risk that the results of pre-clinical studies and/or clinical trials will or will not be predictive of results in connection with future studies or trials. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in C4 Therapeutics’ most recent Annual Report on Form 10-K and/or Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and C4 Therapeutics undertakes no duty to update this information unless required by law.

Investor Contact:
Kendra Adams
SVP, Communications & Investor Relations
Kendra.Adams@c4therapeutics.com

Media Contact:
Loraine Spreen
Director, Corporate Communications & Patient Advocacy
LSpreen@c4therapeutics.com